As filed with the Securities and Exchange Commission on August 8, 2005

Registration No. 333-120741

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-3/A4

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

BOVIE MEDICAL CORPORATION
(Exact name of Registrant as specified in its charter)
______________________________

Delaware	11-2644611
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

734 Walt Whitman Road
Melville, New York 11747
(631) 421-5452
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
______________________________

ANDREW MAKRIDES
President, Chief Executive Officer
734 Walt Whitman Road
Melville, New York 11747
(631) 421-5452
______________________________
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

ALFRED V. GRECO, ESQ.
Sierchio Greco & Greco LLP
720 Fifth Avenue, Suite 1301
New York, New York 10019
(212) 246-3030

KRAMER LEVIN NEFTALIS & FRANKEL LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100
______________________________
Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:

If this Form is filed to a register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post -effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion, Dated August 8, 2005

EXPLANATORY NOTE

Bovie Medical Corporation has prepared this Amendment No. 4 to the Registration Statement on Form S-3/A-4 (File No. 333-120741) for the purpose of filing exhibits to the Registration Statement. Amendment No. 4 does not modify any provision of the Prospectus constituting Part I of the Registration Statement or Items 13, 14, 15, or 17 of Part II of the Registration Statement. Accordingly, such provisions of the Prospectus have not been included herein.

ITEM 16. EXHIBITS

The following documents are filed as part of this Registration Statement:

Exhibit Number	Description

4.1*	Stock Certificate of Bovie
4.2*	Registration Rights Agreement dated May 8, 1998 between Maxxim Medical, Inc. and An-Con Genetics, Inc.
4.3*	Assignment of Registration Rights between Bovie Medical Corporation and Buyers of shares of Bovie Medical Corporation Common Stock dated September, 2004
5*	Opinion of Sierchio Greco & Greco LLP
10.1*	Common Stock Purchase Agreement dated as of September 24, 2004, among ACMI Corporation and selling stockholders
23.1*	Consent of Sierchio Greco & Greco LLP (contained in Exhibit 5)
23.2*	Consent of Bloom & Company, Independent Auditors
24*	Power of Attorney (contained in the signature page hereof)
99.1
Amended Redacted Agreement between Arthrex, Inc. and Bovie Medical Corporation dated June, 2002 which replaces prior exhibit originally filed with form S-3 on November 29, 2004, and as amended and filed on July 15, 2005 subject to application for confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

__________________________
* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Melville, State of New York on August 8, 2005.

BOVIE MEDICAL CORPORATION
By:/S/ Andrew Makrides
Andrew Makrides
President, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Name	Title	Date

/S/ Andrew Makrides	President, Chief Executive Officer,	August 8, 2005
Andrew Makrides	Director, (Principal Executive Officer)

/S/ Charles Peabody	Vice President of Finance, Secretary,	August 8, 2005
Charles Peabody	(Principal Financial Officer)

/S/George W. Kromer*	Director	August 8, 2005
George W. Kromer

	Director	August 8, 2005
J. Robert Saron
/S/Michael Norman*	Director	August 8, 2005
Michael Norman

/S/ Randy Rossi*	Director	August 8, 2005
Randy Rossi

/S/ Brian H. Madden*	Director	August 8, 2005
Brian H. Madden **	Director
Alfred V. Greco
_____________________
* Signed on behalf of the named party by Andrew Makrides, attorney in fact.
** Resigned as a director for personal reasons on May 19, 2005

INDEX TO EXHIBITS

Exhibit	Description
4.1	Stock Certificate of Bovie[1]
4.2	Registration Rights Agreement dated May 8, 1998 between Maxxim Medical, Inc. and An-Con Genetics, Inc.[1]
4.3 5 10.1 23.1 23.2
Assignment of Registration Rights between Bovie Medical Corporation and Buyers of shares of Bovie Medical Corporation Common Stock dated September, 2004[1]
Opinion of Sierchio Greco & Greco LLP[1]
Common Stock Purchase Agreement dated as of September 24, 2004, among ACMI Corporation and selling stockholders.[1]
Consent of Sierchio Greco & Greco LLP (contained in Exhibit 5)[1]
Consent of Bloom & Company, Independent Auditors[1]

24	Power of Attorney (contained on the signature page of the Registration Statement)[1]
99.1	Agreement between Arthrex, Inc. and Bovie Medical Corporation dated June, 2002.[2]
_______________________

1.	Previously filed.
2.
Amended redacted version of this agreement, which supersedes the exhibit 99.1 previously filed on November 29, 2004, and July 15, 2005 which is the subject of an application for confidential treatment with confidential portions deleted and set apart by asterisks.